As filed with the Securities and Exchange Commission on June 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DexCom, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	33-0857544
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6340 Sequence Drive

San Diego, California 92121

(Address, including zip code, of Registrant’s principal executive offices)

Amended and Restated 2015 Equity Incentive Plan

(Full Title of the Plans)

Kevin Sayer

Chief Executive Officer and President

c/o DexCom, Inc.

6340 Sequence Drive

San Diego, California 92121

(858) 200-0200

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Robert A. Freedman, Esq.

Michael A. Brown, Esq.

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

(650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to 7(a)(2)(b) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	3,600,000(2)	$66.90(3)	$240,840,000(3)	$27,915
Total	3,600,000		$240,840,000	$27,915

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 2015 Equity Incentive Plan (the “2015 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents 3,600,000 additional shares of common reserved for issuance upon the exercise of stock options and the settlement of restricted stock unit awards under the 2015 Plan to be granted by the Registrant. Shares available for issuance under the 2015 Plan were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2015 (File No. 333-204699)

(3)	Estimated pursuant to Rule 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, based on the average of the high and low sales price reported on The NASDAQ Global Select Market on June 1, 2017.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, DexCom, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 3,600,000 additional shares of common reserved for issuance upon the exercise of stock options and the settlement of restricted stock unit awards under the 2015 Plan to be granted by the Registrant.

This registration statement (the “Registration Statement”) hereby incorporates by reference the contents of Registrant’s earlier registration statement on Form S-8 (registration number 333-204699) filed with the Commission on June 3, 2015. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

			Incorporated by Reference
Exhibit Number	Exhibit Document	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith

4.01	Registrant’s Restated Certificate of Incorporation.	S-1/A	333-122454	March 3, 2005	3.03

4.02	Registrant’s Amended and Restated Bylaws.	8-K	000-51222	November 25, 2014	3.01

4.03	Form of Specimen Certificate for Registrant’s common stock.	S-1/A	333-122454	March 24, 2005	4.01

4.04	Amended and Restated 2015 Equity Incentive Plan.	DEF 14A	000-51222	April 20, 2017	Appendix A

4.05	Form of Restricted Stock Unit Agreement under 2015 Equity Incentive Plan.	8-K	000-51222	June 2, 2015	10.2

5.01	Opinion of Fenwick & West LLP.					X

23.01	Consent of Independent Registered Public Accounting Firm.					X

23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X

24.01	Power of Attorney (see signature page).					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 7th day of June, 2017.

DEXCOM, INC.

By:	/s/ Kevin Sayer
Kevin Sayer Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kevin Sayer and Kevin Sun, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Kevin Sayer Kevin Sayer	President, Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2017

/s/ Kevin Sun Kevin Sun	Vice President & Interim Chief Financial Officer (Principal Financial and Accounting Officer)	June 7, 2017

/s/ Terrance Gregg Terrance Gregg	Executive Chairman of the Board of Directors	June 7, 2017

/s/ Mark Foletta Mark Foletta	Lead Independent Director	June 7, 2017

/s/ Steven Altman Steven Altman	Director	June 7, 2017

/s/ Nicholas Augustinos Nicholas Augustinos	Director	June 7, 2017

/s/ Barbara Kahn Barbara Kahn	Director	June 7, 2017

/s/ Jay Skyler Jay Skyler	Director	June 7, 2017

/s/ Eric Topol Eric Topol	Director	June 7, 2017

/s/ Richard Collins Richard Collins	Director	June 7, 2017

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Document	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith

4.01	Registrant’s Restated Certificate of Incorporation.	S-1/A	333-122454	March 3, 2005	3.03

4.02	Registrant’s Amended and Restated Bylaws.	8-K	000-51222	November 25, 2014	3.01

4.03	Form of Specimen Certificate for Registrant’s common stock.	S-1/A	333-122454	March 24, 2005	4.01

4.04	Amended and Restated 2015 Equity Incentive Plan.	DEF 14A	000-51222	April 20, 2017	Appendix A

4.05	Form of Restricted Stock Unit Agreement under 2015 Equity Incentive Plan.	8-K	000-51222	June 2, 2015	10.2

5.01	Opinion of Fenwick & West LLP.					X

23.01	Consent of Independent Registered Public Accounting Firm.					X

23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X

24.01	Power of Attorney (see signature page).					X